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                                  Exhibit 99.E

             Directors and Officers of Hoechst Marion Roussel, Inc.

     The following sets forth the name, title, business address, and present principal occupation of each of the directors and executive officers of HMRI as of January 1, 1996. All are citizens of the United States unless otherwise indicated in parentheses under his or her name.

Name                     Title                    Address
----                     -----                    -------

Fred W. Lyons, Jr.       Chairman of the Board    10236 Marion Park Drive
                         and Director             Kansas City, MO  64137

Peter W. Ladell          President and Chief      10236 Marion Park Drive
(Canada)                 Executive Officer        Kansas City, MO  64137
                         and Director

Alban W. Schuele         Vice President, Chief    10236 Marion Park Drive
                         Financial Officer and    Kansas City, MO  64137
                         Treasurer and Director

Richard J. Markham       Deputy Head of the       10236 Marion Park Drive
                         Pharmaceutical Division  Kansas City, MO  64137
                         of Hoechst AG and
                         Director of HMRI

Jean-Pierre Godard       Head of the Pharma-      Hoechst AG
(France)                 ceuticals Division of    65926 Frankfurt Main
                         Hoechst AG and President Germany
                         of the Board of Roussel
                         Uclaf; Director of HMRI

Karl-Gerhard Seifert,    Member of the Board of   Hoechst AG
Ph.D. (Germany)          Management; Pharmaceuti- 65926 Frankfurt Main
                         cal and Diagnostics      Germany
                         Divisions; Schwarzkopf
                         of Hoechst AG
                         and Director of HMRI

James P. Mitchum         Vice President, Finance  10236 Marion Park Drive
                         and Administration,      Kansas City, MO  64137
                         and Controller

Tommy R. White           Vice President, Human    10236 Marion Park Drive
                         Resources and Corporate  Kansas City, MO  64137
                         Relations

Kirk R. Schueler         Vice President, U. S.    10236 Marion Park Drive
                         Commercial Director      Kansas City, MO  64137

Charles A. Portwood      Vice President,          10236 Marion Park Drive
                         Operations               Kansas City, MO  64137

William K. Hoskins       Vice President,          10236 Marion Park Drive
                         General Counsel and      Kansas City, MO  64137
                         Corporate Secretary